Exhibit 24.2

IBM CREDIT LLC

CERTIFICATE OF THE SECRETARY

I, Todd Hutchen, the undersigned Vice President, General Counsel and Secretary of IBM Credit LLC, a Delaware limited liability company (the “Company”), do hereby certify as follows:

Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Managers of IBM Credit LLC on June 22, 2017, authorizing certain officers of the Company to execute the registration statement to which this certificate is attached as an exhibit by power of attorney.

IN WITNESS WHEREOF, I have executed this certificate as of this 4th day of August 2017.

/s/ Todd Hutchen
Vice President, General Counsel and Secretary

Exhibit A

RESOLUTIONS REGARDING PUBLIC DEBT REGISTRATION

RESOLVED, that the Board of Managers of IBM Credit LLC (the “Company”) hereby authorizes the issuance and sale of an aggregate amount of twenty-five billion U.S. dollars ($25,000,000,000) of notes, debentures or other debt instruments of the Company (the “Indebtedness”).  Such Indebtedness may include, without limitation, debt denominated either in U.S. dollars or in a foreign currency computed at a conversion rate prevailing on dates determined by the Chairman, President, any Vice President, Controller, Treasurer, or any Assistant Treasurer (each a “Proper Officer”), or any of them acting individually, to be relevant to the issuance of such Indebtedness, and be it further

RESOLVED, that the Proper Officers, or any of them acting individually, is delegated full power and authority to authorize and approve the issuance of Indebtedness of the Company pursuant to these resolutions, and in connection therewith, to determine, approve and implement all the terms and provisions of such Indebtedness and of each issuance and sale thereof, including, without limitation, the following:  (i) the principal amount of such Indebtedness, (ii) the final maturity date of such Indebtedness, and any sinking fund or other repayment provisions, (iii) the effective rate of interest of such Indebtedness, (iv) the price at which such Indebtedness shall be sold by the Company, (v) the provisions, if any, for the redemption of such Indebtedness and the premiums, if any, to be paid upon any such redemption, (vi) the right to exchange such Indebtedness for other Indebtedness of the Company and all terms of such exchange provisions, including the exchange or exercise prices, and the terms for delivery of the Indebtedness of the Company upon the exchange of all such Indebtedness, (vii) the form, terms and provisions of any indentures, fiscal agency agreements, or other instruments under which such Indebtedness may be issued, and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder, (viii) the preparation and filing of all documents necessary or appropriate in connection with the registration of the Indebtedness under the Securities Act of 1933 or other applicable laws, the qualification of an indenture under the Trust Indenture Act of 1939 and the qualification under any other applicable Federal, foreign, state, local or other governmental requirements, (ix) the preparation of any prospectuses, offering memoranda or other descriptive material relating to the issuance of such Indebtedness (x) the listing of the Indebtedness on any United States or non-United States stock exchanges, and (xi) underwriting arrangements; and be it further

RESOLVED, that the Proper Officers of the Company are hereby authorized and directed to prepare for filing with the United States Securities and Exchange Commission (the “SEC”), Washington, D.C., a shelf registration statement on Form S-3 or other appropriate form under Rule 415 of the Securities Act of 1933, for Indebtedness of the Company, and that each of William J. Smith, III; Adam Wilson; Henry Voldman; Elizabeth Barzelatto; Karen Reynolds; Todd Hutchen and Nancy R. Lewis may sign, or cause to be signed electronically, said Registration Statement (which Registration Statement may constitute post-effective amendments to a registration statement previously filed with the SEC) and any and all amendments to the aforementioned Registration Statement, and to file said Registration Statement and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC on behalf of and as attorneys for the Company, and any and all actions undertaken by such persons are hereby ratified, approved and adopted in all respects; and be it further

RESOLVED, that the Proper Officers of the Company be, and they are each hereby authorized in the name and on behalf of the Company, to take any and all actions which they may deem necessary, advisable or appropriate in order to effect the registration or qualification (or exemption therefrom) of the Indebtedness for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any foreign jurisdiction, and in connection therewith, to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such Proper Officers of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority from the Company and the ratification by the Company of the papers and documents so executed and the actions so taken; and be it further

RESOLVED, that the Company is hereby authorized to list the Indebtedness on any public exchanges, and that the Proper Officers of the Company are each hereby authorized on behalf of the Company to execute all listing applications, fee agreements and other documents in connection with the foregoing; and be it further

RESOLVED, that the Proper Officers of the Company be, and they are each hereby authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Company, under its limited liability company seal or otherwise, and to pay all expenses, duties, imposts and taxes as in their judgment shall be necessary, proper or advisable in order to carry out the intent and accomplish the purposes of the foregoing Resolutions; and be it further

RESOLVED, that the Proper Officers of the Company are each authorized to further delegate, in whole or in part, the authority provided in these Resolutions, to any other officer or employee of the Company or its affiliates.